Exhibit 10.30

People’s Republic of China	Printed by the Ministry of Land Resources of the People’s Republic of China
Mining permits	Mining area inflection point coordinates:
(copy)	X Y
Permit#: 3707820960012	A: 3979528 20736264
Ownership of mining right: Zhucheng City Ziyang Ceramic Co., Ltd.	B: 3979526 20736212
Address: Zhucheng city, Huang Hua Town Meng Family Zhuang Zi Village	C: 3979587 20736216
Mine Name: Meng Family Zhuang Zi Village Clay Quarry	D: 3979584 2073667
Economic Type: private enterprise
Minerals to be mined:
Mining method: Open-pit mining	Mining depth: 10Meters
Production scale: 26000 cubic meter per year
Mining area: 3000 square meter
Validity: 4 years from 2009/06/01 to 2013/05/31

Stamped by Zhucheng City Office of Mineral Resources Management
Mining Registration Seal
2009/06/07